Exhibit 10.6

third LEASE EXTENSION AND AMENDING AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2019.

B E T W E E N:

707932 ONTARIO LIMITED
(the “Landlord”)

OF THE FIRST PART

- and -

TUCOWS (DELAWARE) INC. AND

TUCOWS.COM CO.
(together the “Tenant”)

OF THE SECOND PART

WHEREAS:

A.

By a lease dated December 10, 1999 (the “Original Lease”) between the Landlord and Tucows International Corporation (the “Original Tenant”), the Landlord leased to the Original Tenant premises (the “Original Leased Premises”) having an approximate Rentable Area of 18,426 square feet and comprising the entire ground floor of the building (the “Building”) municipally known as 78 Mowat Street, Toronto, Ontario, as more particularly described in the Original Lease, for an initial term (the “Original Term”) of five (5) years commencing on January 1, 2000 (the "Commencement Date") and ending on December 31, 2004 (the "Expiry Date");

B.

By a lease extension and amending agreement dated as of September 10, 2004 (the “First LEAA”) among the Landlord, the Original Tenant and Tucows Inc. and Tucows.Com Co., together as assignee: (i) the Original Lease was assigned to the Tenant; (ii) the Rentable Area of the Original Leased Premises was expanded by premises (the “Expansion Premises” and, together with the Original Leased Premises, the “Leased Premises”) having an approximate Rentable Area of 8,511 square feet and comprising a portion of the second (2nd) floor of the Building, as more particularly described in the First LEAA; (iii) the Original Term was thereby extended for an additional period of seven (7) years (the “First Extension Term”), commencing on January 1, 2005 and ending on December 31, 2011 inclusive; and (iv) the Original Lease was thereby further amended, all on the terms and conditions contained therein;

C.	Tucows Inc. changed its name to Tucows (Delaware) Inc.;

D.

By a lease extension and amending agreement dated September 17, 2010 (the “Second LEAA”) between the Landlord and the Tenant: (i) the Original Term was thereby further extended for an additional period of nine (9) years (the “Second Extension Term”), commencing on January 1, 2012 and ending on December 31, 2020 inclusive; and (ii) the Original Lease was thereby further amended, all on the terms and conditions contained therein;

E.	The Original Lease, as amended by the First LEAA and the Second LEAA, is herein called the “Lease”;

F.	The Original Term as extended by the First Extension Term and the Second Extension Term, is hereby referred to as the “Term”; and

G.

The Landlord and the Tenant have agreed to: (i) further extend the Term for a period of ten (10) years, commencing on January 1, 2021 and ending on December 31, 2030; and (ii) further amend the Lease effective as of the date of this lease extension and amending agreement (the “Agreement”), all on the terms and conditions set out herein.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the mutual promises hereinafter set forth and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.	Confirmation of Recitals

The parties hereto confirm that the foregoing recitals are true in substance and in fact.

2.	Extension of Lease

The Term of the Lease is hereby extended for a period of ten (10) years (the “Third Extension Term”), commencing on January 1, 2021 and expiring on December 31, 2030, upon the same terms, covenants and conditions as are contained in the Lease except save and except as expressly set forth herein.

3.	Amendments to the Lease

Effective as of December 1, 2018, the Lease is hereby amended as follows:

(a)	Section 2.2 (Basic Rent) is hereby amended to provide that the Basic Rent payable during the Third Extension Term shall be as follows:

(i)	January 1, 2021 to December 31, 2022: Twenty Five Dollars Fifty Cents ($25.50)

$686,893.50 per annum ($57,241.13 per month), based on a rate of Twenty Five Dollars Fifty Cents ($ 25.50) per square foot of the estimated Rentable Area of the Leased Premises per annum, plus Sales Taxes;

(ii)	January 1, 2023 to December 31, 2024: Twenty Six Dollars Fifty Cents ($26.50):

$713,830.50 per annum ($59,485.88 per month), based on a rate of Twenty Six Dollars Fifty Cents ($26.50 ) per square foot of the estimated Rentable Area of the Leased Premises per annum, plus Sales Taxes;

(iii)	January 1, 2025 to December 31, 2026: Twenty Seven Dollars Fifty Cents ($27.50 ):

$740,767.50 per annum ($61,730.63 per month), based on a rate of Twenty Seven Dollars Fifty Cents ($27.50 ) per square foot of the estimated Rentable Area of the Leased Premises per annum, plus Sales Taxes;

(iv)	January 1, 2027 to December 31, 2028: Twenty Eight Dollars Fifty Cents ($28.50 ):

$767,704.50 per annum ($63,975.38 per month), based on a rate of Twenty Eight Dollars Fifty Cents ($28.50 ) per square foot of the estimated Rentable Area of the Leased Premises per annum, plus Sales Taxes;

(v)	January 1, 2029 to December 31, 2030: Twenty Nine Dollars Fifty Cents ($29.50 ):

$794,641.50 per annum ($66,220.13 per month), based on a rate of Twenty Nine Dollars Fifty Cents ($29.50 ) per square foot of the estimated Rentable Area of the Leased Premises per annum, plus Sales Taxes.

The foregoing amounts are calculated based on a certified Rentable Area of the Leased Premises of twenty six thousand, nine hundred and thirty seven (26,937) square feet.”

(b)	The following is added to the Lease as Section 10.3 (Option to Extend):

“Section 10.3     Option to Extend

Provided that the Tenant: (i) is Tucows.Com Co. and/or Tucows (Delaware) Inc.; (ii) is in actual, physical possession of the whole of the Leased Premises; and (iii) pays the Rent as and when due and punctually observes and performs the terms, covenants and conditions to be observed and performed by it in accordance with the terms of this Lease, the Tenant shall have the right to extend the Term for one (1) further period of five (5) years (the “Extension Term”) upon giving the Landlord written notice of its election to extend the Term (the “Extension Notice”) at least nine (9) months and not more than twelve (12) months prior to the expiration of the Term. The Extension Term shall be upon the same terms and conditions as this Lease except that:

(a)	There shall be no further right to extend;

(b)

The Landlord shall have no obligation to pay to the Tenant any Tenant allowance, provide any Fixturing Period, rent free period or any other period of early occupancy, do or perform any Landlord’s Work or provide any other inducement or incentive; and

(c)

The Basic Rent payable during the Extension Term shall be the Fair Market Rent for the Leased Premises as of the date which is six (6) months prior to the expiry of the Term as negotiated between the parties or as otherwise determined in accordance with the provisions of this Section, provided that the Basic Rent payable during the Extension Term, whether negotiated between the parties or determined as aforesaid, shall not, in any event, be less than the Basic Rent payable during the last year of the immediately preceding Term.

"Fair Market Rent" means the annual rental which could reasonably be obtained by the Landlord for the Leased Premises from willing renewing tenants dealing at arms' length with the Landlord in the market prevailing for a term commencing on the commencement date of the Extension Term for comparable premises, having regard to all relevant circumstances including the size and location of the Leased Premises, the facilities afforded, the terms of the lease thereof (including its provisions for Additional Rent), the condition of the Leased Premises and the extent and quality of the leasehold improvements (disregarding the Tenant's trade fixtures and also disregarding any deficiencies in the condition and state of repair of the Leased Premises as a result of the Tenant's failure to comply with its obligations hereunder in respect of the maintenance and repair of the Leased Premises) and the use of the Leased Premises and having regard to rentals currently being obtained for space in the Building and for comparable space in other buildings comparably located.

If the Landlord and the Tenant are unable to agree on the Fair Market Rent for the Leased Premises not later than three (3) months prior to the expiry of the Term, then, upon notice by either the Landlord or the Tenant to the other, the Fair Market Rent will be determined as follows: (A) each of the Landlord and the Tenant shall retain a real estate appraiser, at each party’s own expense, having an AACI or ARICs accreditation, and shall instruct such appraiser to prepare a report in writing which shall state the Fair Market Rent of the Leased Premises, provided however that the rental from any appraiser shall not be less than the annual Basic Rent payable during the last year of the immediately preceding Term; (B) provided that the valuations differ by less than fifteen percent (15%), the Fair Market Rent for the Extension Term shall be the average of the valuation set forth by each appraiser; (C) if the valuations differ by more than fifteen percent (15%), the two real estate appraisers shall jointly select a third appraiser, at both parties’ shared expense, who shall be instructed to determine the Fair Market Rent for the Extension Term as provided for in subparagraph (A) hereof, in which event, the Fair Market Rent for the Extension Term shall be the average of the two (2) valuations whose difference is the least; and (D) the Fair Market Rent for the Extension Term, determined by the valuations in accordance with Subparagraphs (B) or (C) hereof and subject to Section 10.3(c) hereof, shall be absolutely binding upon the parties hereto.”

(c)	The following is added to the Lease as Section 10.4 (Sale, Demolition or Substantial Renovation):

“Section 10.4     Sale, Demolition or Substantial Renovation

If the Landlord wishes to demolish or substantially alter or renovate all or a substantial portion of the Building, the Landlord shall have the right, at any time during the Term, to be exercised upon not less than eighteen (18) months’ prior written notice to the Tenant, to terminate this Lease, provided that the effective date of any such termination (the “Termination Date”) shall not, in any event, be earlier than June 30, 2025. Provided that the Tenant is not, as of the Termination Date, in default under this Lease, the Landlord shall pay to the Tenant, upon the Tenant vacating the Leased Premises on the Termination Date, the Remaining Value and, except for such payment, the Landlord shall have no other obligation whatsoever to the Tenant with respect to the termination of this Lease. “Remaining Value” means the value as of the Termination Date of the leasehold improvements installed by the Tenant in the Leased Premises between January 1, 2019 and December 31, 2020, calculated for each item on the basis of the initial cost thereof to the Tenant and depreciated for the period which shall have elapsed between January 1, 2021 and the Termination Date on the basis of an assumed rate of depreciation on a straight-line basis to zero over: (i) the normal life thereof; or (ii) ten (10) years, whichever shall be the shorter period, less any residual or salvage value if the Tenant shall be permitted or required to remove such item and less the amount of any encumbrance thereon. The Tenant shall provide all necessary bills, invoices and such other supporting documentation as may, in the opinion of the Landlord, be necessary to substantiate the initial cost of such items and the calculation of the Remaining Value. The Tenant agrees that, upon the Termination Date, the Tenant shall vacate the Leased Premises and deliver up vacant possession of the Leased Premises in accordance with the terms of this Lease. The Tenant acknowledges that it shall have no claim against the Landlord as a result of the exercise by the Landlord of its right hereunder and upon such termination, all Rent shall be apportioned to the Termination Date and upon compliance by each of the parties with their respective obligations under this Lease up to and including the Termination Date, each of the parties shall thereafter be released from all future obligations arising under this Lease.”

(d)	The following definitions are added to Schedule “B” (Definitions) of the Lease:

““Sales Taxes”: all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon the Landlord or the Tenant in respect of this Lease, or the payments made by the Tenant hereunder or the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Leased Premises and the provision of administrative services to the Tenant hereunder.”

4.	Roof

The Landlord confirms its ongoing obligations throughout the Third Extension Term to maintain and repair the roof of the Building as further set out in Section 8.1 (Maintenance and Repairs by the Landlord) of the Lease, on the terms and conditions set out therein.

5.	Security Deposit

The Landlord acknowledges and confirms that it currently holds on account for the Tenant the amount of Thirty One Thousand, Seven Hundred and Fifty Three Dollars ($31,753.00) as a Security Deposit pursuant to the provisions of Section 2.4 of the Lease.

6.	Condition of Leased Premises

The Tenant will accept the Leased Premises on the commencement date of the Third Extension Term on an “as is, where is” basis, the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Leased Premises and the Landlord shall not be required to pay any allowance or give any inducement in respect thereof.

7.	Performance of Covenants

The Landlord and the Tenant hereby mutually covenant and agree that, during the Third Extension Term, they shall continue to perform and observe all of the covenants, provisos and obligations on their respective parts to be performed pursuant to the terms of the Lease, as amended and extended hereby.

8.	Jurisdiction

This Agreement shall be governed by and interpreted in accordance with, and the parties hereto shall attorn to, the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

9.	Obligations Joint and Several

If any of the parties hereto consist of two or more persons, this Agreement shall be read with all appropriate grammatical changes. If the Tenant consists of two or more persons, the obligations of such party hereunder shall be joint and several.

10.	Miscellaneous Provisions

(a)	Capitalized expressions used herein, unless separately defined herein, have the same meaning as defined in the Lease.

(b)	The Lease, as amended by the terms of this Agreement, is hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms.

(c)	Time in all respects shall be of the essence.

(d)

This Agreement and the Lease shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, subject to the express restrictions contained in the Lease.

(e)	This Agreement shall come into force once fully executed by both parties.

(f)	The parties hereto covenant and agree that they have good right, full power and authority to enter into this Agreement in the manner as aforesaid.

(g)

Each of the parties shall, at all times hereafter, upon the reasonable request of any other party, make or procure to be made, done or executed all such further assurances and to do all such things as may be necessary to give full force and effect to the full intent of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

SIGNED, SEALED AND DELIVERED	)	707932 ONTARIO LIMITED
in the presence of:	)	(Landlord)
)
	)	Per:
	)	Name:
	)	Title:
)
	)	Per:
	)	Name:
	)	Title:
)
	)	I/We have authority to bind the Corporation.
)
	)	TUCOWS (DELAWARE) INC.
	)	(Tenant)
)
	)	Per:
	)	Name:
	)	Title:
)
)
	)	Per:
	)	Name:
	)	Title:
)
	)	I/We have authority to bind the Corporation.
)
	)	TUCOWS.COM CO.
	)	(Tenant)
)
	)	Per:
	)	Name:
	)	Title:
)
)
	)	Per:
	)	Name:
	)	Title:
)
	)	I/We have authority to bind the Corporation.